                                                                     Exhibit 5.1


                        Gersten, Savage & Kaplowitz, LLP
                              101 East 52nd Street
                            New York, New York 10022


                                February 25, 2000

Thninkpath.com Inc.
55 University Avenue
Toronto, Ontario M5J 2H7 Canada

Gentlemen:

         You have requested our opinion, as counsel for Thinkpath.com Inc., incorporated in Ontario, Canada (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 1,993,221 shares of common stock, no par value ("Common Stock") underlying the shares of Series A 8% Cumulative Convertible Preferred Stock and Common Stock Purchase Warrants (the "Selling Stockholder Shares"), issued pursuant to the December 1999 Private Placement Offering.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the Selling Stockholder Shares have been fully paid, validly issued and are non-assessable.

         No opinion is expressed herein as to any laws other than the laws of the State of New York and the laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 Very truly yours,


                                 /s/ Gersten, Savage & Kaplowitz, LLP
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                                     Gersten, Savage & Kaplowitz, LLP